Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
The Gillette Company:
We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the joint proxy statement/prospectus.
KPMG LLP
Boston, Massachusetts
March 14, 2005